SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

February 8, 2005

NETFRAN DEVELOPMENT CORP.

(Exact Name of Registrant as Specified in Charter)

Florida	0-50051	65-0983277
(State of Incorporation)	(Commission File Number )	(IRS Employer Identification No.)

8000 Towers Crescent Drive, Suite 1220
Vienna, VA 22182

(Address of principal executive offices) (Zip Code)

(703) 918-2430

(Registrant's telephone number, including area code)

2801 N.E. 208th Terrace, 2nd Floor, Miami, FL

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

We completed our acquisition (the “Acquisition”) of Ariel Way, Inc., a Delaware corporation (“Ariel Way”), on February 2, 2005 (the "Effective Date") in exchange for the issuance by us of 33,289,434 shares of our common stock. We previously disclosed the acquisition in our Form 8-K filed January 25, 2004. The acquisition was made pursuant to the Share Exchange Agreement dated December 29, 2004, as amended January 20, 2005 (the “Acquisition Agreement”), between us and Ariel Way.

About the Transaction

Under the terms of the Acquisition Agreement, each share of Ariel Way common stock outstanding immediately prior to the Effective Date has been converted into 1.6762 shares of our common stock. Our outstanding common stock was not affected by the Acquisition. As a result of the Acquisition, we issued 33,289,434 shares of common stock to the former stockholders of Ariel Way and we now have approximately 36,988,260 shares of common stock outstanding. In addition to the common stock issued to the former stockholders of Ariel Way, under the Acquisition Agreement each outstanding option or warrant to purchase Ariel Way common stock has been converted into an option to purchase the number of shares of our common shares equal to the number of Ariel Way common shares underlying the option or warrant immediately prior to the Effective Date multiplied by 1.6762 and the exercise price of each option or warrant we issued will equal the exercise price of the corresponding Ariel Way option or warrant in effect immediately prior to the Effective Date divided by 1.6762.

In connection with the Acquisition, Ariel Way and Elliot Krasnow, who was our Chief Executive Officer until the Effective Time, entered into a Stock Purchase and Sale Agreement pursuant to which Mr. Krasnow sold 300,000 shares of our common stock to Ariel Way for $300,000. Ariel Way will retire the shares it acquired from Mr. Krasnow. In order to finance the $300,000 payment to Mr. Krasnow and to fund the expenses related to the Acquisition, Ariel Way borrowed $400,000 from Cornell Capital Partners, L.P., one of the stockholders of Ariel Way. The loan bears interest at the rate of 12% per annum and is due and payable on May 31, 2005. Cornell Capital Partners is not a controlling stockholder of Ariel Way, and we believe the terms of the loan are at least as favorable to us as could be obtained from an unrelated third party. In order to induce Cornell Capital Partners to make the loan to Ariel Way, Arne Dunhem, the Chairman and Chief Executive Officer of Ariel Way before the Effective Time and our Chief Executive Officer after the Effective Time, provided a personal guarantee of payment to Cornell Capital Partners and Mr. Dunhem pledged shares of an unrelated public company owned by him as security for such payments. We expect to compensate Mr. Dunhem for undertaking the personal guarantee and pledge on our behalf, but the terms of any such compensation have not yet been agreed to. Our Compensation Committee of the Board of Directors will determine the amount and nature of compensation to Mr. Dunhem, but we do not expect that any compensation to him will be paid in cash.

Following the Effective Date, we will cease to conduct the franchise business we conducted prior to the Effective Date in order to concentrate solely on the development of its secure global communications business.

Additionally, in connection with the Acquisition and pursuant to the Acquisition Agreement, our executive officers resigned and the executive officers of Ariel Way immediately prior to the Effective Date became our new executive officers. This is described in Section 5, below.

About Ariel Way

Ariel Way, a Delaware corporation, was founded in February 2004. Ariel Way is a technology and services company providing highly secure global communications solutions. The company is focused on developing innovative and secure technologies, acquiring and growing profitable advanced emerging technology companies and national and global communications service providers. The company also intends to create strategic alliances with companies with complementary product solutions and services. The technology development effort for highly secure communications solutions is conducted by a wholly owned subsidiary, Enfotec, Inc.

On September 30, 2004, Ariel Way acquired 100% ownership interest of Enfotec Inc. ("Enfotec"). Enfotec designs, manufactures and markets high-speed security appliance solutions that integrate a high-performance Virtual Private Network (VPN) with a firewall, intrusion detection capabilities, anti-virus and security management in a single network appliance. Enfotec’s EN Security Appliance and Custom Security Appliance products feature hardware-based technologies that we believe deliver true wire-line data speed performance and the highest level of security achievable. The Enfotec EN series of products is scalable while being easy to configure and manage and enables third party software applications to be easily integrated. Enfotec’s firmware and software technologies use standard off-the-shelf components combined with the Linux operating system to provide customers performance levels that we believe were never before realized in a non-proprietary, cost-effective, hardware-based security appliance.

A copy of the press release announcing the completion of the acquisition is filed as Exhibit 99.1 and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

As described above in Item 2.01, on February 2, 2005, we issued 33,289,434 shares of our common stock to the stockholders of Ariel Way, Inc. pursuant to the Acquisition Agreement. In addition, we issued options and warrants covering additional shares of our common stock to the persons who held options and warrants to acquire Ariel Way common stock immediately prior to the Effective Time. The terms of exercise of the warrants and options we are issuing in exchange for the warrants and options previously issued by Ariel Way will be the same immediately after the Effective Date as they were immediately prior to the Effective Date, except that the exercise price will be adjusted as provided above. The options and warrants are exercisable on or before January 1, 2015 and have exercise prices ranging from $0.01 to $0.20 per share.

The issue of our common stock and of options and warrants to acquire common stock were made pursuant to an exemption from the registration requirements under the Securities Act of 1933. Each of the stockholders of Ariel Way to whom we issued common stock, options or warrants is an ‘accredited investor’, as that term is defined under the Securities Act of 1933, and the Acquisition was conducted as a private placement in accordance with Rule 506 of Regulation D under the Securities Act. The common stock, warrants and options we issued in the Acquisition, and the shares of our common stock underlying the options and warrants, will be ‘restricted securities’ under the Securities Act of 1933 and will not be eligible for resale unless we file a registration covering such securities or another exemption from the registration requirements under the Securities Act of 1933 is available to a particular selling stockholder.

Item 5.01 Changes in Control of Registrant.

As described in Item 2.01 above, pursuant to the Acquisition Agreement we issued 33,289,434 shares of common stock. Immediately prior to the Effective Date we had 3,698,826 shares of common stock outstanding. As a result of the transaction, the former stockholders of Ariel Way now own a substantial majority of our common stock, and certain of the former stockholders of Ariel Way have the ability to exert significant control over us. In addition, in connection with the Acquisition, the executive officers of Ariel Way have been appointed as our executive officers effective as of the Effective Time and we expect that soon after the Effective Time the members of the Board of Directors of Ariel Way will become the members of our Board of Directors. The following table provides certain information with respect to the persons who beneficially own 5% or more of our common stock immediately after the Effective Date, as well as each person who was an officer or member of the Board of Directors of Ariel Way immediately prior to the Effective Date. Except as indicated in the footnotes to the table, the listed stockholders hold sole voting and investment power over their respective shares. Prior to the Effective Date, there were no relationships between us and Ariel Way or any of its executive officers or Directors, other than the Acquisition Agreement.

	Shares to be
	Beneficially	Percent
Name and Address	Owned (1)	of Class(1)
Arne Dunhem(2) 7901 Ariel Way McLean, VA 22102	12,739,120	34.4%
Anand Kumar 3408 Waples Glen Court Oakton, VA 22124	4,693,360	12.7%
Magdy Battikha 18503 Carriage Walk Cir. Gaithersburg, MD 20879	1,843,820	5.0%
Lloyd Griffiths 8000 Towers Crescent Drive Suite 1220 Vienna, VA 22182	310,097	*
Voula Kanellias 2 Hancock Road Needham, MA 02492	1,508,580	4.1%
Todd W. Rowley 8000 Towers Crescent Drive Suite 1220 Vienna, VA 22182	310,097	*
Leif T. Carlsson 8000 Towers Crescent Drive Suite 1220 Vienna, VA 22182	310,097	*
Bob Bova 5 Silver Crescent Irvine, CA 92612	239,965	*
Market Central, Inc. (3) 1650A Gum Branch Road Jacksonville, NC 28540	3,352,400	9.1%
Cornell Capital Partners, LP (4) 101 Hudson Street Suite 3700 Jersey City, NJ 07302	3,318,876	9.0%
Officers and Directors as a Group (7 Persons)	20,111,317	54.4%
_________________
*	Less than 1%.
(1)
Applicable percentage of ownership is based on 36,988,260 shares of common stock to be outstanding upon completion of the Acquisition, together with applicable options for each shareholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options that will be exercisable within 60 days of the completion of the Acquisition are deemed to be beneficially owned by the person holding such options for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2)

Represents 6,369,560 shares held directly and 6,369,560 shares held privately by the Dunhem Family Partnership. Arne Dunhem, the Chairman & CEO of Ariel Way, Inc. and his wife Eva Dunhem jointly and equally make all investment decisions of The Dunhem Family Partnership. This information does not include any shares that may be issued to Mr. Dunhem as compensation for his providing a personal guarantee of the financing necessary to effect the Acquisition, as described in Item 2.01 since the nature and amount of such compensation has not been determined. We expect any such compensation will be non-cash consideration.

(3)	Doyal Bryant, the President and CEO of Market Central, Inc. makes all investment decisions on behalf of Market Central, Inc.
(4)
All investment decisions of Cornell Capital Partners are made by its general partner, Yorkville Advisors, LLC. Mark Angelo, the managing member of Yorkville Advisors, makes the investment decisions on behalf of Yorkville Advisors.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Pursuant to the Acquisition Agreement, each of our executive officers serving immediately prior to the Effective Time resigned their respective positions at the Effective Time and the persons who were the executive officers of Ariel Way immediately prior to the Effective Time became our new executive officers. There were no disagreements between us and any of our former executive officers. As of the Effective Time, our executive officers are:

Name	Position

Arne Dunhem	Chief Executive Officer, President & Chairman of the Board

Anand Kumar	Vice President & Director

Voula Kanellias	Chief Financial Officer

Arne Dunhem. Mr. Arne Dunhem, has served as our Chairman, President and Chief Executive Officer since February 2, 2004. Mr. Dunhem he has over thirty years of executive management and engineering experience with large complex multinational corporations, large international organizations as well as early stage technology companies. He has over the years been instrumental in arranging more than $300 million in investor and vendor financing commitments and is knowledgeable in all aspects of international business, finance, management, information systems, network operations and engineering for both publicly traded and privately held corporations. Since February 2004 Mr. Dunhem has been the Chairman, President & CEO of Ariel Way, Inc., a company focused on the build-up of a publicly traded global highly secure telecommunications company headquartered in the metropolitan Washington, D.C. area, USA. Between December 2003 and February 2004, Mr. Dunhem was a consultant providing executive management and merger and acquisition support services. Between

January 2002 and November 2003, Mr. Dunhem was the Chairman, President and CEO of MobilePro Corp., a publicly traded technology company in Rockville, MD. He was instrumental in merging the private Neoreach, Inc., a development stage company developing third generation wireless modem and semiconductor systems, with the publicly traded MobilePro Corp. Between July 2001 and January 2002 Mr. Dunhem was working as a strategic business consultant until he joined Neoreach, Inc in January 2002 as its President & CEO. From November 1998 to June 2001, Mr. Dunhem was the Chairman & CEO of erbia, Inc. a U.S. domestic long-distance communications company where he took the company from its start-up phase through the sale of the operation to a U.S. publicly traded company. Between 1993 and 1997, Mr. Dunhem served as Chairman of Tele8 Kontakt AB, a Swedish nationwide start-up cell-phone operator, and also the Chairman of Nordiska Tele8 AB of Sweden, an international long distance and local telephone services company, leading both companies from their start-up phase through full operation and the eventual sale of both companies. From 1989 to 1991, Mr. Dunhem was the Executive Vice President, Engineering & Operations of Comvik Skyport AB, a Swedish telecommunications company providing satellite and data communications services, which developed into the current European Tele2 telecommunications operator. From 1978 to 1989, Mr. Dunhem was with INTELSAT, Washington, D.C., an international satellite communications organization, in capacities rising from staff engineer to program manager responsible for building-up some of the world’s largest command, control and monitoring networks. He previously was with Saab-Scania Aerospace Corporation and Swedish Telecom. Mr. Dunhem earned his M.S. in 1974 in space telecommunications from Chalmers University of Technology, Sweden. Mr. Dunhem is the Chairman of the Swedish Lutheran Church of Washington, D.C., is active with several community organizations, is the founder of a Swedish-American Community Center in Washington, D.C. and has for many years been active with the Boy Scouts of America. Mr. Dunhem is a U.S. citizen and has lived in the Washington, D. C. area since 1978.

Voula Kanellias. Ms. Kanellias, has served as our Chief Financial Officer since February 2, 2005. Ms. Kanelllias has served as the Chief Financial Officer of Ariel Way since September 2004, and she has extensive experience as a Chief Financial Officer in private companies, pre-IPOs, international operations, acquisitions, manufacturing operations and turnarounds. From 2000 to 2004 Ms. Kanellias served as Chief Financial Officer for HeliOss Communications Inc. of Waltham, MA, a pre-IPO wireless point-to-point equipment company. Between 2000 and 2001 she was the Chief Financial Officer for Reach Internet Incubator, Reach Venture Partners LLC of Boston, MA and between 1998 and 2000 she was the Chief Financial Officer and Vice President of Finance and Administration for MarketOne Associates, Inc. of Maynard, MA. Previously, from 1997 to 1998 Ms. Kanellias served as the Chief Financial Officer and Vice President of Finance and Administration for Impole, Inc. of Waltham, MA and from 1996 to 1997 she was as associate with KPMG Peat Marwick in Moscow, Russia. From 1986 to 1995 she was a principal with Kosmos Enterprises of Needham, MA. and from 1987 to 1989 she was a financial analyst with Fidelity Investments of Boston, MA. Ms. Kanellias has a Masters in Business Administration, Magna Cum Laude, from Babson College, Wellesley, MA and Double Majors in Economics and Applied Mathematics from University of California, Berkeley, CA.

Anand Kumar. Mr. Kumar has served as a Director and our Executive Vice President since February 2, 2005. Mr. Kumar joined Ariel Way in August 2004 as a Director and Executive Vice President. During his professional career, spanning almost 35 years, Mr. Kumar has founded and operated a number of companies, including the founding in 1992 of an international consulting company called Communications Strategies Group, advising foreign telecommunications administrations such as among others Iceland Telecom, Andorra Telecom, Cyprus Telecom, Bangladesh Telecom Board and U.S. domestic carriers including Cable & Wireless, Comsat RSI, AT&T, Sprint, MCI, Startec Global Communications and various others. During this period Mr. Kumar also helped build a European based telecommunications carrier called Esprit Telecom, later acquired by Global TeleSystems, and an international satellite teleport, Satellite Media Services, operating in the U.K. In January 1999, Mr. Kumar established Global TeleSolutions, Inc. for the origination and termination of multiple types of international telephony and data traffic. Prior to this, Mr. Kumar co-founded and participated in building the international operating locations for an international telecommunications carrier called Facilicom International, Inc. in Washington, D.C. In addition to establishing multiple gateway telecommunications switch locations and offices in more than 12 foreign locations, Mr. Kumar was also part of the raising of $300 million in high-yield debt financing. In 1986, Mr. Kumar co-founded and served as the President until 1992 of Washington International Teleport, WIT, an international satellite teleport in Alexandria, Virginia. WIT evolved to operate 30 large satellite antennas for multiple satellites for a diverse group of customers from MCI to CNN. It was built to offer both back haul services on optical fiber and microwave connections and diverse types of satellite based services for full time and ad-hoc users. Mr. Kumar was previous to these activities also for a number of years in various managerial capacities within the Bell operating company environment, such as Bell Canada, Bell Northern Research, and AT&T. Mr. Kumar is trained as an Electrical Engineer both at the undergraduate and graduate levels in the U.S. and was a doctorate candidate in communications studying under the guidance of professors from MIT.Arne Dunhem. Mr. Arne Dunhem, has served as our Chairman, President and Chief Executive Officer since February.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The financial statements of Ariel Way will be furnished by amendment to this Form 8-K.

(b) Pro Forma Financial Information.

Pro forma financial information will be furnished by amendment to this Form 8-K.

(c)	Exhibits Furnished

2.1	Share Exchange Agreement, by and among Netfran Development Corp., Ariel Way, Inc., and the shareholders of Ariel Way common stock, dated as of December 29, 2004.
2.2	Amendment to Share Exchange Agreement, by and among Netfran Development Corp., Ariel Way, Inc., and the shareholders of Ariel Way common stock, dated as of January 20, 2005.
10.1	Promissory Note issued by Ariel Way, Inc. to Cornell Capital Partners, LLC, dated as of February 1, 2005
99.1	Press Release, dated February 8, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NETFRAN DEVELOPMENT CORP.

By: /s/ Arne Dunhem
Name: Arne Dunhem
Title: President and Chief Executive Officer

Date: February 8, 2005